SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 BARRICODE, INC.
                 ______________________________________________
                 (Name of small business issuer in its charter)


            Nevada                          7372                 20-4662814
________________________________________________________________________________
  (State or jurisdiction of     (Primary Standard Industrial  (IRS Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                                BARRICODE, INC.
                             112 North Curry Street
                              Carson City, NV 89703
                                 (775) 284-3769
            ________________________________________________________
            (Address and telephone of registrant's executive office)


                             112 North Curry Street
                              Carson City, NV 89703
                                 (775) 284-3769
________________________________________________________________________________
(Address of principal place of business or intended principal place of business)
                     STATE AGENT & TRANSFER SYNDICATE, INC.


                             122 North Curry Street,
                              Carson City, NV 89703
                                 (775) 882-1013
            _________________________________________________________
            (Name, address and telephone number of agent for service)


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made under Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE


  Title of each class of      Amount to be   Proposed maximum    Proposed maximum         Amount of
securities to be registered    registered     offering price    aggregate offering   registration fee[2]
                                               per unit [1]           price

       Common Stock            2,475,000          $0.025             $61,875                $6.62


[1] The offering price has been arbitrarily determined by Barricode, Inc. and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2] The portion of the shares which are being offered by the Selling Security Holders has been calculated based upon Rule 457(o) under the Securities Act.



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                 BARRICODE, INC.

                             SHARES OF COMMON STOCK
     2,475,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING SECURITY HOLDERS


Barricode, Inc. is registering 2,475,000 shares of common stock on behalf of certain selling shareholders, as named under "Selling Security Holders" within this registration statement. The selling security holders are selling all of the shares. The offering price for the shares will be $0.025 per share until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange.

The selling securities holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Barricode, Inc. does not receive any proceeds from the sale of any of the shares held by the selling shareholders.

The offering will conclude when all of the 2,475,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Barricode, Inc. at its discretion may extend the offering for an additional 90 days.
Prior to this offering, there has been no public trading market for the common stock. Barricode, Inc.'s common stock is presently not traded on any market or securities exchange.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 8 OF THIS PROSPECTUS.

                     PLEASE READ THIS PROSPECTUS CAREFULLY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is June 14, 2007.

                                TABLE OF CONTENTS
                                                                        Page No.
PART I
Summary of our Prospectus .............................................     6
The Offering...........................................................     7
Summary of Financial Information ......................................     7
Risk Factors ..........................................................     8
Available Information .................................................    16
Use of Proceeds .......................................................    16
Determination of the Offering Price ...................................    16
Dilution ..............................................................    16
Selling Security Shareholders .........................................    17
Plan of Distribution ..................................................    18
Legal Proceedings......................................................    19
Directors, Executive Officers, Promoters and Control Persons ..........    19
Security Ownership of Certain Beneficial Owners and
Management ............................................................    20
Description of Securities .............................................    21
Disclosure of Commission Position of Indemnification for
 Securities Liabilities ...............................................    23
Organization Within the Last Five Years ...............................    23
Description of Business ...............................................    23
Management's Discussion and Analysis of our Financial
Condition and Plan of Operation .......................................    28
Description of Property................................................    30
Certain Transactions ..................................................    30
Executive Compensation ................................................    31
Experts ...............................................................    31
Financial Statements ..................................................    32
Changes and Disagreements with Accountants on
Accounting and Financial Disclosure ...................................    42

PART II: Information not Required in this Prospectus Statement
Indemnification of Directors and Officers .............................    42
Other Expenses of Issue and Distribution ..............................    42
Exhibits ..............................................................    44
Undertakings ..........................................................    45
Signatures ............................................................    46

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            SUMMARY OF OUR PROSPECTUS


This summary provides an overview of selected information contained in this Prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this Prospectus and review our financial statements contained herein.

SUMMARY OF INFORMATION ABOUT BARRICODE, INC.

Barricode, Inc. ("Barricode" "the company," "we," "us") was incorporated in the State of Nevada as a for-profit company on April 3, 2006 and established a fiscal year end of April 30. Barricode is a development-stage company established to enter into the computer security software industry specializing in the packaging, sales, distribution and support of user-friendly open-source network security software. Our low cost security software products and services will add value to open-source code supplied by independent third party providers.

The security software market is relatively new by comparison to other software markets with most companies entering it in the last fifteen years. The industry reached $4.3 billion in annual revenues in 2005, is growing at a rate of more than 15% annually and is expected to reach $6 billion by the year 2009. These significant increases are primarily driven by the continued growth of the Internet and the increasing popularity of e-commerce. It is estimated that there are currently more than 1 billion people worldwide with Internet access, including approximately 220 million in the US and Canada. Many companies have high-speed connections to the Internet and small businesses, home offices and home users are obtaining full-time cable or ADSL access and thus making their systems more vulnerable to attack than is the case with dial-up access. By the end of 2005, there were almost 47 million households with broadband access in the US and this figure is estimated to increase to 500 million by 2010. These market conditions are very advantageous to Barricode, which intends to gain significant market penetration for its planned open-source software products and services in a short period of time.

The company goal is to become a major supplier and supporter of easy-to-use open-source network security software that works seamlessly in the background to protect computers and networks. Our "set it and forget it" philosophy frees the user to concentrate on work that makes them more productive, while the security of their systems is monitored automatically in the background.

Barricode plans to provide three network security products. The first is ChainMail, an easy to use freeware document protection (encryption) application. ChainMail will allow users to encrypt outgoing email messages and decrypt incoming messages. The second is ChainMail Pro, a retail version of ChainMail that will have more features and functionality than the freeware version of ChainMail. The third is Impasse, a network intrusion detection application which monitors network activity and detects activity that indicates the presence of an intruder on the network.

Our business office is located at 112 North Curry Street, Carson City NV 89703 and our telephone number is (775) 284-3769, fax (775) 546-6150. Our United States and registered statutory office is located at 112 North Curry Street, Carson City NV 89703, telephone number (775) 882-1013.

As of January 31, 2007, the end of the most recent fiscal quarter, Barricode, Inc had raised $28,654 through the sale of its common stock. There is $27,317 of cash on hand in the corporate bank account. The company currently has liabilities of $7,307, represented by expenses accrued during its start-up. In addition, the company anticipates incurring costs associated with this offering totaling approximately $5,257.00. As of the date of this prospectus, we have generated no revenues from business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the company filed with this prospectus.

SUMMARY OF THE OFFERING BY THE SELLING SECURITY HOLDERS

Certain selling shareholders, as named under "Selling Security Holders" within this registration statement, may endeavor to sell their shares of common stock after this registration become effective. The percentage of total outstanding common stock being offered by these Selling Shareholders is 14.2 %. The price at which the selling shareholders offer their shares is a fixed price of $0.025 per share for the duration of the offering. There is no arrangement to address the possible effect of the offerings on the price of the stock. Barricode, Inc will not receive any proceeds from the sale of the common stock by the selling shareholders.

Securities being Offered by        2,475,000 common shares being offered by
Selling Security Holders,          Selling Security Holders.
Common Stock, par value $0.001

Offering Price Per Share by        $0.025 per share for the duration of the
Barricode, Inc and                 offering.
Selling Shareholders

Number of Shares Outstanding       17,475,000 common shares are currently issued
Before the Offering of Common      and outstanding. 2,475,000 of the issued and
Shares                             outstanding shares are being offered for sale
                                   under this prospectus by the Selling Security
                                   Holders.

Number of Shares Outstanding       17,475,000 common shares.
After the Offering

Minimum Number of Shares to be     None
Sold in this Offering

Use of Proceeds                    Barricode, Inc. will not receive any proceeds
                                   from the sale of the common stock by the Selling Security Holders.

Terms of the Offering              The Selling Security Holders will determine
                                   when and how they will sell the common shares offered in this prospectus.

Termination of the Offering.       The offering will conclude when all of the
                                   2,475,000  shares of common  stock  have been
                                   sold,  or 90  days  after  this  registration
                                   statement    becomes   effective   with   the
                                   Securities and Exchange Commission. Barricode at its discretion may extend the offering for an additional 90 days.

You should rely only upon the information contained in this prospectus. Barricode, Inc. has not authorized anyone to provide you with information different from that which is contained in this prospectus. The selling security holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

   BALANCE SHEET           AS OF JANUARY 31, 2007

Total Assets                           $ 27,317
Total Liabilities                      $  7,307
Shareholder's Equity                   $ 20,010

                           APRIL 3, 2006 (INCEPTION) THROUGH
   OPERATING DATA                   JANUARY 31, 2007

Revenue                                $   0.00
Net Loss                               $  7,366
Net Loss Per Share                     $   0.00

As shown in the financial statements accompanying this prospectus, Barricode has had no revenues to date and has incurred only losses since its inception. The company has had no operations and has been issued a "going concern" opinion from their accountants, based upon the company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                                  RISK FACTORS

Our company is subject to those financial risks generally associated with development stage companies.

Since we have sustained losses since inception, we will require financing to fund our development activities and to support our operations. However, we may be unable to obtain such financing. We are also subject to risks factors specific to our business strategy and industry. Rapid changes in technology, customer demands and industry standards associated with the Internet marketplace (e-commerce) may require us to introduce new products and services on a continual and timely basis before profitable operations can be attained. We may be unable to introduce new products and services on a timely basis. Moreover, there is no guarantee that any such products will allow us to achieve profitable operations in the future.

Barricode considers the following to be the most substantial risks to an investor regarding this offering. Barricode should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

AUDITOR'S GOING CONCERN

THERE IS SUBSTANTIAL DOUBT ABOUT BARRICODE'S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor's report on our January 31, 2007 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our sole officer and director may be unwilling or unable to loan or advance us additional capital, we believe that if we do not raise additional capital over the next 12 months, we may be required to suspend or cease the implementation of our business plans. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See "January 31, 2007 Audited Financial Statements - Auditors Report."

As the company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be difficult for the company to attract investors.

RISKS RELATED TO OUR FINANCIAL CONDITION

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

The company anticipates increases
in its operating expenses without realizing any revenues from its services. Within the next 12 months, these increases in expenses will include the costs of
(i) purchasing software from third party independent software providers for our planned document encryption and network intrusion systems (estimated to cost $12,000) (ii) developing our web site (estimated to cost $8,000), (ii) initiating the company's sales and marketing capabilities, (iii) hiring staff and (iv) other general corporate and working capital expenses.

Obtaining our planned document encryption and network intrusion software systems and initiating our sales, marketing and distribution program will incur significant expenses into the foreseeable future prior to any sales of our planned products and services. There is no history upon which to base any assumption as to the likelihood that the company will prove successful. We cannot provide any assurance that our security software will be competitive with other, similar software products and we may never receive enough revenue to make our business profitable. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADDEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Barricode's cash balance, as of January 31, 2007, is $27,317. However, we will require additional financing in order to implement our business plans and business strategy. The company is currently spending approximately $1,400 per month.

We require significant capital over the next twelve months, to procure our planned software systems from third party software providers and to finance our sales and marketing initiatives. We will require additional funds to establish our website, license an e-commerce gateway and solicit product orders from prospective customers throughout North America. If we are not successful in earning sufficient revenues once we have established our initial software offerings and e-commerce services and commenced business operations, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company's ability to procure attractive software at a competitive price and to attract purchasers of its security software systems from the customers of established software houses. These factors may have an effect on the timing, amount, terms, or conditions of additional financing and make such additional financing unavailable to us.

There is no guarantee that we will obtain access to capital markets in the future or that enough financing to satisfy the cash requirements of implementing our business strategies will be available to us on acceptable terms. Lending institutions have restrictions on lending money to start-up companies with little or no current or fixed assets. Our inability to obtain additional capital on satisfactory terms when required may delay or prevent the expansion of our business, which would have a material adverse effect upon our operations and financial condition and cause our business and prospects to suffer.

RISK FACTORS RELATING TO OUR OFFERING

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is very speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire investment. The business objectives of the company are also speculative and we may be unable to satisfy those objectives. Shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

INVESTORS WILL PAY MORE FOR BARRICODE'S COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The arbitrary offering price of $0.025 per common share as determined herein, is substantially higher than the net tangible book value per share of Barricode's common stock. Barricode's assets do not substantiate a share price of $0.025 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

SINCE BARRICODE HAS 75,000,000 AUTHORIZED SHARES, OUR MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILLUTING THE COMPANY'S CURRENT SHARE HOLDERS' EQUITY.

The company has 75,000,000 authorized shares, of which only 17,475,000 are currently issued and outstanding. In order to raise additional operating captital, the company's management could, without the consent of our existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company's current shareholders. Additionally, large share issuances by the company would generally have a negative impact on the company's share price. It is possible that, due to additional share issuance, you could loose a substantial amount, or all, of your investment.

PRESENTLY, NO PUBLIC MARKET EXISTS FOR THE COMPANY'S SHARES. WE MAY BE UNABLE CREATE OR SUSTAIN A MARKET FOR THE COMPANY'S SHARES, IN WHICH CASE THEY MAY BECOME EXTREMELY ILLIQUID.

There is presently no established public market for the company's shares and we may be unable to establish or maintain a public market for the company's stock. The offering price and other terms and conditions regarding the company's shares have been arbitrarily determined by the company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, because the company was recently formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the fairness or reasonableness of the offering price for the shares.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND BE DEEMED A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

In the event our shares are traded and our stock trades below $5.00 per share, our stock would be deemed to be a "penny stock" and therefore subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

IN THE EVENT THAT THE COMPANY IS DISOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event that the company is dissolved, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company's creditors are satisfied. The ability of a purchaser of offered shares to recover all or any portion of his or her purchase price for the offered shares in that case will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

If we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing, sale and distribution of our software products or services.

WE DO NOT EXPECT TO PAY CASH DIVIDENDS, WHICH MAY LOWER THE EXPECTED RETURNS FOR INVESTORS.

The company does not anticipate paying dividends on its common stock in the foreseeable future, but rather plans to retain our earnings, if any, for the operation and expansion of our business.

WE CANNOT PROVIDE ANY GUIDANCE AS TO THE FEDERAL TAX IMPLICATIONS OR CONSEQUENCES OF THE PURCHASE OR SALE OF THESE SHARES.

The company has obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of this offering. Consequently, the purchasers of the offered shares must evaluate for themselves the income tax implications that result from their purchase and possible subsequent sale of the offered shares.

RISK FACTORS RELATING TO OUR COMPANY

SINCE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

Barricode is a development stage company incorporated recently to carry out the activities described in this prospectus. Thus, we have only a limited operating history upon which an evaluation of our prospects can be made. We were incorporated on April 3, 2006 and to date have been involved primarily in the preparation of this prospectus, software evaluation, organizational activities and market research. To date we have transacted no business operations. Therefore, we lack the historical financial data required to estimate our planned operating expenses. These expenses are partly based on our expectations regarding future revenues and are relatively fixed in the short term. The company's inability to adjust spending in a timely manner to compensate for any unexpected revenue shortfalls would adversely effect our business, financial condition and the results of our operations.

Our prospects must be considered keeping in mind the risks, expenses and difficulties encountered by development stage companies generally and by new software and e-commerce businesses specifically. Unanticipated technical, financial or operational problems may delay the implementation of our business model and undercut our best efforts to successfully commercialize our software products and services. Due to the foregoing risk factors, we may be unable to achieve profitable operations.

IF WE DO NOT GENERATE ENOUGH SALES, THEN WE MAY FAIL TO ACHIEVE PROFITABILITY. CONSEQUENTLY, INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

We have not yet begun the initial stages of procuring our network security software programs. Therefore, we lack the means to evaluate whether we will be able to meet our sales objectives. Based upon current plans, we expect to incur operating losses in future periods due to the expenses associated with procuring our software systems. As detailed in the above risk factors, we will incur these loses before the company can enter the security software sales business.

As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business and will result in the complete loss of your investment.

OUR SOLE OFFICER AND DIRECTOR HAS NO DIRECT EXPERIENCE EITHER IN THE SOFTWARE SALES INDUSTRY OR IN OPERATING AN E-COMMERCE BUSINESS.

Our management has no direct experience in the sales and marketing of security software systems and has not operated a web-based business before. As a result, our management may not be fully aware of many of the specific requirements of operating a web-based software store. Management's decisions and choices may not take into account the sales or distribution strategies which are commonly deployed in the security software sales industry or in operating an e-commerce business. Our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in these areas. As a result, we may have to suspend or cease operations, which will result in the loss of your investment.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The company is entirely dependent upon the efforts and abilities of Mr. Delaney, our sole officer, director and manager. The loss of our sole officer and director, or of other key personnel in the future, could have a material adverse effect on our business and its prospects. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, replacement personnel, if any, may not enable the company to operate profitably. We do not maintain key person life insurance on our sole officer and director.

AS OUR SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE SUFFICIENT TIME TO THE COMPANY. AS A RESULT, PERIODIC INTERUPTIONS IN OUR OPERATIONS COULD CAUSE OUR BUSINESS TO FAIL.

Mr. Delaney, our sole officer and director, has other business activities and is currently devoting approximately 10-12 hours per week to our operations. However, our operations may be sporadic and occur at times which are not convenient to Mr. Delaney, which may result in periodic interruptions or suspensions of our business plan.

Mr. Delaney believes that we will have sufficient staff, consultants, employees, agents, contractors and managers to adequately conduct the company's business. If the demands of the company's business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the company's business. However, he may be unable to devote sufficient time to the management of the company, which could result in periodic interruptions in the implementation of the company's plans. Such delays could have a significant negative effect on the success of our business.

SINCE OUR SOLE OFFICER AND DIRECTOR OWNS 86% OF BARRICODE'S OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The company's sole officer and director currently owns 85.8% of Barricode's outstanding shares and will continue to own 85.8% of our outstanding shares after this offering. As a result, he will be able to effectively control the election of all members of the Board of Directors and determine all corporate actions. Our sole officer and director's interests may differ from the interests of other stockholders. Factors that could cause his interests to differ from the interest of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business, in terms of the amount of time he is able to devote to the company.

THERE IS A LIMITATION ON THE LIABILITY OF OUR SOLE OFFICER AND DIRECTOR. YOU MAY NOT FEEL COMFORTABLE INVESTING IN A COMPANY WHOSE SOLE OFFICER AND DIRECTOR HAS LIMITED OR NO LIABILITY TO ITS SHAREHOLDERS FOR DAMAGES.

Our Articles of Incorporation include a provision eliminating or limiting the personal liability of our sole officer and director for damages for breach of fiduciary duty as a director or officer. Accordingly, our sole officer and director may have no liability to the shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud or an intentional violation of the law, or results in unlawful distributions to the shareholders.

AS THE INTERNET WILL BE THE COMPANY'S MAIN CHANNEL FOR MARKETING ITS PRODUCT LINE, ANY SIGNIFICANT CHANGES TO THE INTERNET'S EXISTING COMMUNICATIONS INFRASTRUCTURE WILL AFFECT OUR ABILITY TO MARKET PRODUCTS AND COULD CAUSE THE BUSINESS TO FAIL.

Our website will be the main tool we will use in our sales process and the main distribution channel for releasing our security software applications and periodic upgrades to our customers. Moreover, we will rely upon e-commerce transaction systems running on our website to receive payment for our sales of security software services and systems. Any unreliability in, or significant changes to, the Internet infrastructure would have a negative impact upon our business.

Also, our website could be subject to malicious attacks by hackers and software viruses. These attacks or viruses could render our website inoperable for a considerable amount of time. We may not have the financial means or technical know-how to protect our website from such attacks or to recover from such an attack. Any long term interruption of Internet service, or interference with our website, would have a negative impact on our ability to fulfill our business model and our business could fail as a result.

THE COMPANY IS DEPENDANT ON THIRD-PARTY PROVIDERS FOR CERTAIN PRODUCTS AND SERVICES. WE MAY NOT BE ABLE TO CONTINUE OPERATIONS IF THERE IS A DISRUPTION IN THE SUPPLY OF OUR PRODUCTS AND SERVICES.

The company may be dependent upon various third parties, such as professional programmers and technical consultants, for significant services. These services may be provided pursuant to agreements with such providers. Inasmuch as the capacity for certain services by certain third parties may be limited, the inability of those third parties, for economic or other reasons, to provide services could have a material adverse effect on the company's potential future operations and, consequently, on the company's business, operating results and financial performance.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY

WE HAVE NO OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE.

We were incorporated on April 3, 2006. Since our incorporation we have focused on market research, planning our network security software systems and designing the e-commerce operating model for our business. We have not yet initiated our commercial operations, services or product sales. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative considering the risks, expenses and difficulties frequently encountered by internet-based businesses and the security software industry in general. The continued development of our planned network security software products and services involves significant risks, which our experience, knowledge and good judgment may be unable to overcome. These risks and difficulties include, but are not limited to, our unproven business model, our lack of customers, revenue or cash flow, any difficulties we may face in managing rapid growth and our high capital expenditures.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. Our failure to address any of the risks described above could have a material adverse effect on our business, financial condition and the results of our operations. Unanticipated problems, resulting in material delays in our operations, may occur. Due to the foregoing risk factors, we may be unable to achieve profitable operations.

THE COMPANY MAY NOT BE SUCCESSFUL IN IMPLEMENTING ITS BUSINESS STRATEGY WHICH COULD RESULT IN THE LOSS OF AN INVESTOR'S ENTIRE INVESTMENT.

Although the company intends to pursue a strategy of aggressively marketing its products and services, implementation of this strategy will depend in large part on its ability to (i) establish a significant customer base among security conscious users of computer networks and maintain favorable relationships with those customers; (ii) effectively introduce acceptable software products, updates and services to its customers; (iii) obtain adequate financing on favorable terms to fund its business; (iv) maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; and (vi) continue to operate in the network security sector within an environment of increasing competition. The inability of the company to obtain or maintain any or all of these factors could impair its ability to implement its business strategy successfully, which could have a material adverse effect on its results of operations and financial condition.

THE COMPANY'S BUSINESS STRATEGY ANTICIPATES INTERNATIONAL SALES. THERE IS SIGNIFICANT RISK ASSOCIATED WITH DOING BUSINESS IN INTERNATIONAL MARKETS.

We intend to market out network security software systems in the United States, Canada and worldwide. Since a number of our principal customers may be located in other countries, we anticipate that international sales may account for a significant portion of our revenues. We may be unable to manage these operations effectively, compete successfully in international markets or satisfy the service and support requirements of our customers. Any of these factors could well have a material adverse effect on our business, financial condition and results of our operations.

THE COMPANY'S BUSINESS MAY BE NEGATIVELY AFFECTED IF THE COMPANY BECOMES SUBJECT TO BURDENSOME GOVERNMENT REGULATIONS.

The company is, and will continue to be, subject to governmental regulation and laws of general application in the various governmental jurisdictions in which it operates or has offices. The company believes it is currently in material compliance with all applicable regulations. Any future cost of compliance with future regulations could have a material adverse effect on the company's business, financial condition and results of operation.

The company is not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses in general.

IF THE COMPANY CANNOT CREATE A SIGNIFICANT MARKET FOR ITS PRODUCTS IN WHAT IS AN EXTREMELY COMPLETIVE INDUSTRY, IT WILL FAIL.

The market for the company's network security systems and services is a growing niche market and is rapidly changing and significantly competitive. The market for Internet-distributed software products and services is also characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to introduce new and innovative network security software products and services. Our success will depend partially on our ability to introduce new products, services and technologies continually and on a timely basis and to continue to improve the performance, features and reliability of our products and services in response to both evolving demands of prospective customers and competitive products.

Competition will probably increase significantly, as new companies enter the network security market and current competitors expand their software products and services. Some of the company's competitors may enjoy substantial competitive advantages, including (i) larger market share at present; (ii) long term, established business relationships; (iii) greater brand name recognition;
(iv) better marketing plan (v) larger production and service staff; and (vi) financial, marketing, technical and other resources. The company needs to compete effectively or the company may experiences pricing pressures, reduced margins or loss of market share resulting from increased competition, its business could therefore be adversely affected. Competition may include companies that are larger and better capitalized than the company and that have expertise and established name recognition. Our competitors may develop network security software products and services that are superior to ours or achieve greater market acceptance than the company's.


THE COMPANY MAY NOT BE ABLE TO MARKET ITS PRODUCTS VIA THE INTERNET AND MAY LOSE MARKET SHARE AS A RESULT.

The Internet has changed traditional marketing patterns in a wide variety of industries. The significance of personal computer usage may lead to entirely new methods for the marketing, sales and distribution of our services and products. The company may not be able to keep pace with the rate of change in its markets brought about by the Internet and may lose its market and sales as a result.

OUR NET SALES COULD DECREASE IF WE BECOME SUBJECT TO SALES AND OTHER TAXES.

Our business model and the planned design of our e-commerce systems do not anticipate that we will be required to collect sales and other taxes from our customers. A number of proposals have been made at various federal, state and local agencies that would impose additional taxes on the sale of goods and services on the Internet. Such proposals, if adopted, could substantially impair the growth of e-commerce and could adversely affect our ability to derive financial benefit from such activities. In addition, a number of countries have announced, or are considering, additional regulations in many of the foregoing areas. Those laws and regulations, if enacted in the United States or elsewhere, could have a material adverse effect on our business, operating results and financial condition.

If one or more states or any foreign country successfully asserts that we should collect sales or other taxes on the sale of our products, our net sales and results of operations could be harmed. Currently, we are not required to collect sales or other similar taxes for the physical shipments of goods into states other than Nevada. However, one or more local, state or foreign jurisdictions may seek to impose sales tax collection obligations on us. In addition, any new operation in states outside Nevada could subject our shipments in such states to state sales taxes under current or future laws. If we become obligated to collect sales taxes, we will need to update our system of processing customers' orders to calculate the appropriate sales tax for each customer order and to remit the collected sales taxes to the appropriate authorities. These upgrades would increase our operating expenses. In addition, our customers may be discouraged from purchasing products from us because they have to pay sales tax, causing our net sales to decrease. As a result, we may need to lower prices to retain these customers.

THE COMPANY MAY NOT BE ABLE TO CONTINUE OPERATING IF IT IS UNABLE TO MANAGE ITS FUTURE GROWTH.

The company expects to experience growth and expects such growth to continue for the foreseeable future. The company's growth may place a significant strain on its management, financial, operating, and technical resources. Failure to manage this growth effectively could have a material adverse effect on the company's financial condition or results of operations.

THERE MAY BE ADDITIONAL COSTS THAT WERE NOT ANTICIPATED AND THERE IS NO CERTAINTY THAT THE COMPANY WILL BE ABLE TO RAISE THE ADDITIONAL FINANCING NECESSARY TO COVER THESE COSTS.

Management has used reasonable efforts to assess and predict costs and expenses. The expenses will include such items as programming consultants, equipment rental, technical consultants, sales staff and beta testing. However, we can offer no assurance that implementing the company's business plan may not require more employees, capital equipment, supplies or other expenditure items than management has predicted. Similarly, the cost of compensating additional management, employees and consultants, or other operating costs may be more than management's estimates, which could result in sustained losses.

THE COMPANY CANNOT OFFER ANY ASSURANCE THAT IT WILL RECEIVE SIGNIFICANT REVENUES OR CAN ACHIEVE OPERATING PROFITS. IF THE COMPANY CANNOT MAKE A PROFIT, SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

There can not be an assurance that the company will be able to develop consistent revenue or that its operations will become profitable.

THERE IS A RISK THAT THE COMPANY MAY NOT BE ABLE TO CONTINUE OFFERING ITS PRODUCTS AND SERVICES AND MAY DISCONTINUE OPERATIONS IF IT EXPERIENCES UNINSURED LOSSES OR AN ACT OF GOD.

The company may, but is not required to, obtain comprehensive liability and other business insurance of the types customarily maintained by similar businesses. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major natural disaster, the company's Internet content delivery infrastructure could be rendered inoperable for protracted periods of time which would adversely affect its financial condition. In the event of a major civil disturbance, the company's operations could be adversely affected. Should such an uninsured loss occur, the company could lose significant revenues and financial opportunities in amounts that would not be partially or fully compensated by insurance proceeds.

RISKS RELATED TO INVESTING IN OUR INDUSTRY

AS THE COMPANY'S PRODUCTS ARE INTENDED FOR THE NETWORK SECURITY SOFTWARE INDUSTRY, A DOWNTURN IN THIS INDUSTRY WOULD REDUCE THE DEMAND FOR OUR SERVICES AND PRODUCTS AND COULD MAKE OUR BUSINESS UNPROFITABLE.

The company's products and services are marketed to traditional users of computer networks. An economic downturn in the computer network security software market and would significantly affect the company's ability to conduct its business and achieve profitability.

                              AVAILABLE INFORMATION

Barricode filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Barricode, Inc. and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

                                 USE OF PROCEEDS

Barricode will not receive any proceeds from the sale of the securities being registered pursuant to this statement.

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Barricode and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.025 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on April 3, 2006. The company's sole officer and director paid as low as $0.001 per share, a difference of $0.024 per share lower than the share price in this offering.

                                    DILUTION

The Company is not selling any common shares and is not receiving any proceeds from the sale of securities by existing shareholders.

                            SELLING SECURITY HOLDERS

Barricode is registering, for offer and sale, share of common stock held by certain selling security holders listed below. The selling security holders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act.

To date, no steps have been taken to list Barricode's common stock on any public exchange. We intend to apply for listing on a public exchange as soon as meeting listing requirements; however, there is no assurance that Barricode will be granted a listing. Moreover, even if we are granted a listing for our common stock, the selling shareholders will be limited to selling the shares at $0.025 per share (the set offering price per share pursuant to this prospectus) until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

All of the shares registered herein will become tradable on the effective date of this registration statement. The following table sets forth information as of the date of this offering, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are selling their shares in the offering. The company is not aware of any selling security holders being a broker-dealer or being affiliated with a broker-dealer.

NOTE: As of the date of this Prospectus, Mr. Tom Delaney, our sole officer and director, owns 15,000,000 common shares, which are subject to Rule 144 restrictions.

The percentages determined in these calculations are based upon 17,475,000 of our common shares issued and outstanding as of the date of this prospectus. The following table shows the number of shares and percentage before and after the public offering:


NAME AND ADDRESS OF      OWNERSHIP      BEFORE        TOTAL SHARES         TOTAL SHARES           %
BENEFICIAL OWNERS OF      BEFORE        OFFERING     OFFERED FOR SALE     AFTER OFFERING     OWNED AFTER
    COMMON STOCK         OFFERING       (1)                                                   OFFERING

Tom Delaney              15,000,000     85.8%                  0            15,000,000          85.8%
Mario Gianisell              75,000       .429%           75,000                     0             0%
Alice Ouellette              75,000       .429%           75,000                     0             0%
Marie St. Amand              75,000       .429%           75,000                     0             0%
Mokesh Singh                 75,000       .429%           75,000                     0             0%
Charles Craib                75,000       .429%           75,000                     0             0%
Antonio Ianiero              75,000       .429%           75,000                     0             0%
Wayne Burey                  75,000       .429%           75,000                     0             0%
Dennis Jeffrey Cahill        75,000       .429%           75,000                     0             0%
Julius Concepcion            75,000       .429%           75,000                     0             0%
Kathie DeZen                 75,000       .429%           75,000                     0             0%
R. Scott Goddard             75,000       .429%           75,000                     0             0%
Andrea Viola Munoz           75,000       .429%           75,000                     0             0%
Stephanie Viola              75,000       .429%           75,000                     0             0%
Kevin Wiemer                 75,000       .429%           75,000                     0             0%
Patricia Wiemr               75,000       .429%           75,000                     0             0%
Jacob Alphonso               75,000       .429%           75,000                     0             0%
Juan Carlos Dinaro           75,000       .429%           75,000                     0             0%
Aaron Duguay                 75,000       .429%           75,000                     0             0%
Tony Galluzzo                75,000       .429%           75,000                     0             0%
Jack Katz                    75,000       .429%           75,000                     0             0%
Mike Laurenza                75,000       .429%           75,000                     0             0%
Enrico Urbano                75,000       .429%           75,000                     0             0%
W. Dugan                     75,000       .429%           75,000                     0             0%
A. Cosentino                 75,000       .429%           75,000                     0             0%
Mike Bender                  75,000       .429%           75,000                     0             0%
Curtis Pike                  75,000       .429%           75,000                     0             0%


                                       17




Aldo Munoz                   75,000       .429%           75,000                     0             0%
Robert Nalbandian            75,000       .429%           75,000                     0             0%
Sandra Andrano               75,000       .429%           75,000                     0             0%
Kathy Davis                  75,000       .429%           75,000                     0             0%
Trevor Monkman               75,000       .429%           75,000                     0             0%
Mary Monkman                 75,000       .429%           75,000                     0             0%
Patrick Monkman              75,000       .429%           75,000                     0             0%


(1)  Based on 17,475,000 common shares outstanding prior to the primary offering

        EXCEPT AS PURSUANT TO APPLICABLE COMMUNITY PROPERTY LAWS, THE PERSONS NAMED IN THIS TABLE HAVE SOLE VOTING AND INVESTMENT POWER WITH RESPECT TO ALL SHARES OF COMMON STOCK.



As a group, the 33 selling security holders are hereby registering 2,475,000 common shares. After the effective date of this registration statement, they may sell theses shares at any price or time.

The shares were acquired from July 10, 2006 to October 2, 2006. We issued a total of 2,475,000 common shares for consideration of $12,375, which was accounted for as a purchase of common stock.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, Barricode undertakes in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

In the event the selling security holders receive payment for the sale of their shares, Barricode will not receive any of the proceeds from such sales. Barricode is bearing all expenses in connection with the registration of the shares of the selling security holders.

To our knowledge, none of the selling security holders has either (1) had a material relationship with Barricode, other than as a shareholder as noted above, at any time since inception, April 3, 2006, or (2) ever been an officer or director of Barricode.

                              PLAN OF DISTRIBUTION

The selling security holders are registering 2,475,000 shares of common stock for possible resale at the price of $0.025 per share. The percentage of the total outstanding common stock being offered by the selling shareholders is approximately 14% based upon the 17,475,000 common shares that are issued and outstanding as of the date of this prospectus. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Barricode will not receive any proceeds from the sale of the shares by the selling security holders. The price per share is $0.025 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange. However, Barricode's common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

If and when the common stock is quoted on the OTC Bulletin Board or listed on an exchange, the selling security holders' shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the selling security holders. Further, the selling security holders may occasionally offer their shares for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares for whom they may act as agents. The shares sold by the selling security holders may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling security holders or by agreement between the selling security holders and any underwriters.

In the event that the selling security holders enter into an agreement, after the effective date of this registration statement, to sell their shares through a broker-dealer that acts as an underwriter, Barricode will file a post-effective amendment to this registration statement and to file the agreement as an exhibit to the amended registration statement. The amendment will identify the underwriter, provide the required information on the plan of distribution and revise the appropriate disclosures in the registration statement.

Any underwriter, dealer, or agent who participates in the distribution of the securities registered in this registration statement may be deemed to be an "underwriter" under the Securities Act. Further, any discounts, commissions, or concessions received by any such underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. If and when a particular offer is made by or on the behalf of the selling security holders, we will prepare a registration statement, including any necessary supplements thereto, setting forth the number of shares of common stock and other securities offered and the terms of the offering, including:

     (a) the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriters for the shares purchased from the selling security holders, and

     (b) any discounts, commissions and other items constituting compensation from the selling security holders, and

     (c) any discounts, commissions or concessions allowed, realized or paid to dealers, and

     (d)  the proposed selling price to the public.

Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, no person engaged in a distribution of securities on behalf of a selling security holder may simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class during the period of time starting five business days prior to the commencement of such distribution and continuing until the selling security holder, or other person engaged in the distribution, is no longer a participant in the distribution.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states only through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Barricode has complied.

In addition and without limiting the foregoing, the selling security holders will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this registration statement is effective.

Barricode will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge no such proceedings are threatened or contemplated by any party.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

OFFICERS AND DIRECTORS

Our sole officer and director is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The company's current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

     Name and Address           Age                 Position(s)

Tom Delaney,                     54     President, Secretary/Treasurer,
3688 Nashau Drive, Unit #9,             Chief Financial Officer, and
Mississauga, ON Canada                  Chairman of the Board of Directors.
L4V 1M5

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

BACKGROUND OF OFFICER AND DIRECTOR

Thomas E. Delaney, President

Tom Delaney was the Regional manager for Biway Stores (Dylex Corporation) for seventeen years. In 1996 he joined a small import/export closeout as the Canadian buyer for merchandise closeouts.

In 2001, Mr. Delaney and a partner opened Secure Product Management, Inc. The company sells closeout merchandise to discount store across Canada and has a sales force of eleven people.

CONFLICTS OF INTEREST

At the present time, the company does not foresee any direct conflict of interest between Mr. Delaney's current position and his involvement in Barricode.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Mr. Delaney, our sole officer and director, is currently our only employee and the only stockholder to own 5% or more of Barricode's total number of outstanding shares. Thus, the following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, key employees (individually and as a group) and the present owners of 5% or more of our total outstanding shares. The table also reflects this ownership assuming the completion of the sale of all of the shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.



                                                                                    Percentage of Ownership
Name and Address                Number of Shares        Number of Shares After        After the offering
Beneficial Owner [1]           Before the offering     offering Assuming all of       Assuming all of the
                                                         the Shares are Sold            Shares are Sold

Tom Delaney,                       15,000,000                 15,000,000                     85.8%
3688 Nashua Drive, Unit #9
Mississauga, ON Canada
L4V 1M5

All Officers and Directors         15,000,000                 15,000,000                     85.8%
as a Group (1 person)


[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Delaney is the only "promoter" of our company.


FUTURE SALES BY EXISTING STOCKHOLDERS

On April 26, 2006, a total of 15,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. The shares were acquired Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing April 26, 2007, one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of Barricode's common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

As a group, the 33 selling security holders are hereby registering 2,475,000 common shares. The price per share is $0.025 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange (please see "Plan of Distribution" below).

The shares owned by the selling security holders were acquired from July 10 to October 2 of 2006. We issued a total of 2,475,000 common shares for consideration of $12,375, which was accounted for as a purchase of common stock.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, Barricode undertakes in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

In the event the selling security holders receive payment for the sale of their shares, Barricode will not receive any of the proceeds from such sales. Barricode is bearing all expenses in connection with the registration of the shares of the selling security holders.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

* Have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors,

* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs,

* have neither preemptive, subscription or conversion rights, nor redemption or sinking fund provisions or rights, and

* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 86% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in our control. Provisions 78.378 through
78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control. However, these provisions only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger, and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders and, since this offering will not be made in the State of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time as a transfer agent is retained, Barricode will act as its own transfer agent.

STOCK OPTION PLAN

The Board of Directors of Barricode has not adopted a stock option plan. The company has no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, it may be administered by the board, or a committee appointed by the board. The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Barricode may develop an incentive based stock option plan for its sole officer and director and may reserve up to 10% of its outstanding shares of common stock for that purpose.

STOCK AWARDS PLAN

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES LIABILITIES

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated on April 3, 2006 under the laws of the State of Nevada. On that date, Tom Delaney was appointed as our sole director. Mr. Delaney was also appointed as President, Secretary, Treasurer and Chief Executive Officer.

                             DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

Barricode, Inc. ("Barricode, Inc," the "company," "we," "us") was incorporated in the State of Nevada as a for-profit company on April 3, 2006 and established a fiscal year end of April 30. The company is a development-stage company organized to enter into the security software industry specializing in the sale of easy-to-use security software. The company plans to provide three products, ChainMail, ChainMail Pro and Impass, by adding value (through packaging, distribution and support) to open-source network security software applications provided by independent third party developers.

ChainMail is an easy to use document protection (encryption) application that we plan to provide as freeware. ChainMail Pro is a retail version of ChainMail that will have more features and functionality than the freeware version. Impasse is our planned network intrusion detection application that will monitor network activity and detect activity that indicates the presence of an intruder. This software is intended to work seamlessly in the background with minimal intervention by the computer user. The company believes that computer users wish to use computers to be more productive and do not wish to spend time leaning to use new applications or initiate security routines on a day-to-day basis.

The security software market is relatively new by comparison to other software markets with most companies entering it in the last fifteen years. The industry reached $4.3 billion in annual revenues in 2005, is growing at a rate of more than 15% annually and is expected to reach $6 billion by the year 2009. These significant increases are primarily driven by the continued growth of the Internet and the increasing popularity of e-commerce. It is estimated that there are currently more than 1 billion people worldwide with Internet access, including approximately 220 million in the US and Canada. Many companies have high-speed connections to the Internet and small businesses, home offices and home users are obtaining full-time cable or ADSL access and thus making their systems more vulnerable to attack than is the case with dial-up access. By the end of 2005, there were almost 47 million households with broadband access in the US and this figure is estimated to increase to 500 million by 2010. These market conditions are very advantageous to Barricode, which intends to gain significant market penetration for its planned open-source software products and services in a short period of time.

Barricode capitalizes on the digital nature of the software market. Once we obtain our network security applications, replication and distribution is a low overhead operation, particularly when the preferred distribution mechanism is the Internet. While Barricode will make available CD versions of its products, the majority of products will be delivered electronically using the Internet. Electronic delivery and distribution means that Barricode will not need to acquire a large warehouse or office facilities in order to deliver its products. Digital replication and digital delivery mean lower production costs, lower startup costs, lower overhead, more attractive pricing and higher profitability.

The Internet has well established dissemination and distribution mechanisms in place that allow companies like Barricode to establish a core group of users in a short period of time. Barricode will have freeware and demo versions of its products that can take advantage of these free distribution mechanisms and which can send products rapidly throughout the Internet community. Website such as www.shareware.com, www.download.com, and www.zdnet.com collectively receive millions of visitors each month and the newest products are downloaded hundreds of thousands of times in a given month. One popular freeware security software product, Zone Alarm has been downloaded by over 13 million people.

Barricode is designed to be a "light" company which is responsive to market conditions. The Internet is still a frontier and is going through cycles of rapid growth followed by periods of cutbacks. Internet companies are being merged, consolidated and acquired at an ever increasing pace. Barricode recognizes these market conditions and has a strategy to manage growth through these cycles. Barricode will use strategic outsourcing, telecommuting, strategic alliances and a core group of effective managers to minimize the effects of these market swings.

The company goal is to become the preeminent supplier of easy-to-use security software that works seamlessly in the background to protect computers and networks. Our "set it and forget it" philosophy frees the user to concentrate on work that makes them more productive, rather than dealing with security as another task that requires attention on a daily basis.

The greatest risk we have in our business is the volatility of the Internet. Companies are going through rapid growth followed later by large cuts to their workforce. We feel we can overcome these risks using our approach of being a light, responsive company. We intend to manage our growth and minimize large staff fluctuations by being flexible to changes, using a motivated core group of employees, encouraging telecommunicating and implementing strategic outsourcing.

Our products are unique because most security products call for a significant level of computer user intervention, knowledge and expertise that is a barrier to their use. We have an advantage in the marketplace because our products are designed to be intuitive, easy-to-use, and work seamlessly in the user's background while still affording a high level of protection. The opportunities before us are significant; we have the opportunity to garner a loyal following of computer users that appreciate our approach to ease-of-use and seamless background operation.

BUSINESS OF THE ISSUER

Barricode, Inc will own and operate a website located at www.barricode.com. This website will feature the current products and news of any future products. Product documentation including user's manuals, product registration and other supporting documentation will also be delivered electronically from our web site in Adobe PDF format.

The company's primary revenue stream is derived from subscribers who pay a recurring monthly fee to obtain security threat updates and computer protection software. The majority of subscribers pay for the material by using a credit card. A small percentage of the subscribers, less than two percent (2%), are expected to pay by using a money order sent via the post office.

One of the major keys to the company's success will be subscriber loyalty through the regular addition of new security features, patches, functionality and content.

MARKET OPPORTUNITY

Most Internet security companies have focused their efforts on large multi-computer network security products. These products with their incumbent high costs and IT focus are beyond the need of the average SOHO (Small Office - Home Office) and small business user. These products are not only too expensive for the average computer owner, but their complexities take them out of the realm of the computer expertise of most people. Barricode with its focus on low cost easy-to-use products is intent on capitalizing on this lucrative and largely untapped market.

A typical customer for our products will be someone that uses a computer either for business or personal use and has a full-time connection to the Internet. They are motivated to buy our product because of fears of hackers, viruses, lost data and monetary losses associated with a compromised computer system. Recent events have brought an increased focus to the areas of network security, data loss to hackers and the threat of cyber-terrorism. We feel our customers will perceive our products as being a good source of protection while not burdening them with steep learning curves and remembered security protocols.

DISTRIBUTION OF OUR PRODUCTS

Certain high traffic sites exist on the Internet where software developers can distribute their freeware software products at essentially no cost. Sites such as www.shareware.com, www.download.com and Zdnet allow and even encourage developers to submit products for download. In the case of Zdnet, (publishers of PC magazine among others) they will even publish a review of your product if they like it and they will feature it on the download section.

These sites are well established and routinely generate millions of visitors every month. A small download file size also encourages users to try out a product. ChainMail is expected to be well under a megabyte and will certainly be downloaded often.

In addition, both the freeware version of ChainMail and the trial version of Impasse will be available from the Barricode website. Our own marketing will be directed at bringing visitors to the website where they will be encouraged to download and purchase products. Our marketing efforts will include getting positive reviews from other computer and security magazines and websites.

SELLING FULL VERSIONS OF OUR PRODUCTS

Most of the cost of providing our planned network security products will be incurred "up front" and limited to the initial costs of sourcing our planned open-source applications from third party software developers. Once the products are ready to distribute, replication costs are quite low. Barricode's selling strategy is to recover these initial costs by widely distributing a relatively inexpensive product. Also, smaller ticket items sell more readily than larger more expensive packages. As our product proliferates, we will begin to release it on other major world languages; Spanish, Japanese, German, French in order of their prominence on the Internet.

The characteristics of our products; small download file size, easy installation, ease-of-use and comprehensive functionality will encourage users of our freeware and trial versions to purchase the full version of the software. Purchasing and delivery of full versions of our products will be accomplished electronically through our website resulting in low overhead and higher profits. Our website will also evolve over time to be a source of product support and security information to better serve our customers and encourage additional sales.

E-COMMERCE GATEWAYS

Our strategy also calls for the use of existing e-commerce gateways to transact paid versions of our products and keep both startup costs and overhead to a minimum. These e-commerce gateways such as Cybersource and Digital River accept most of the major credit cards, such as Visa, Mastercard and Amex and manage the processing of the credit card transactions. E-commerce gateways alleviate the need to do things such as; open merchant accounts for each card and currency, develop costly in-house monetary transaction systems, manage fraud screening and card alerts. E-commerce gateways may charge an initiation fee but make most of their revenue from commissions paid out of each transaction. Using e-commerce gateways can also reduce our own staffing requirements as revenues are paid into our account and statements provided for all transactions resulting in little or no paper work for Barricode. We are also never in possession of credit card numbers or card information that may be a security concern at our end.

The customer will initiate the purchase from Barricode's website and the transaction will be accomplished invisibly through the e-commerce gateway. Purchasers will never leave the Barricode website and will likely not be aware that the transaction was handled by a third party. This means that the purchaser can continue to browse the Barricode website and will have the opportunity to find out about other Barricode products and make additional purchases.

PRODUCT DESCRIPTIONS

CHAINMAIL

ChainMail is planned to be an easy-to-use document and file protection program. ChainMail will encrypt documents and attachments using military-grade 128 bit encryption to protect important files from unauthorized access. ChainMail will be used to protect documents stored on stand-alone systems, on networked computers and can send protected documents over the Internet.

FEATURES: ChainMail will look and feel like WordPad but it will be an easier encryption program to use. ChainMail will utilize 128 bit encryption and a very fast encryption engine to save files in common word processor extensions (.doc, ..txt, .rtf). It will encrypt all attachments (digital images, spreadsheets, Word docs). It will have a built-in sender authentication (helps prevent interception, redirection & spoofing) and protects against attacks from Trojans, Worms and malicious VB Scripts. The program will be MAPI Compliant and work with most email programs such as MS Outlook. (After sending email an encrypted copy is automatically saved in Sent Items folder) It will be used with web-based email programs such as Hotmail. It will be free so the user you can send encrypted email to any Windows' user world wide. It will also be compatible with most Windows operating systems (98, NT, ME, 2000, XP)

We are looking at other possible uses for the core technology behind the ChainMail encryption engine. This core technology could be reconfigured to be used in web based applications such as Instant Messaging (IM) and possibly as a secure point-to-point tunneling protocol (PTP-TP) which would allow for authorization and secure access to intranets and subscription based websites. Currently secure web access is a complicated and expensive process. The ChainMail Pro engine could be adapted to make this an easy to set up process. Preliminary indications are that there will be significant interest in this product should we deploy it.

CHAINMAIL PRO

ChainMail Pro will be an easy method of communicating securely by email. No knowledge of encryption or security will be required by the user. It will not require any passwords (except for the one you login with) and just one click is needed to set-up a secure communication with other ChainMail Pro users. It will be compatible with ChainMail freeware version so users will be able to communicate securely with any Windows' user.

ChainMail Pro will use Public Key Infrastructure (PKI). With PKI users can freely distribute the code used to encrypt documents while retaining a secret key that can unlock the messages. Most PKI implementations require a significant knowledge of computers and encryption. ChainMail Pro will take all the mystery and complexity away and allow for one-click setup of secure communications between individuals. After setup, the security will work seamlessly in the background.

IMPASSE

Impasse is planned to be a full function, Intrusions-Detection System providing real-time detection of security violations on single-target host and Networked Window systems. The program will provide an intuitive and easy to employ interface and takes the guesswork and insecurity out of setting up a firewall or virus detection system. Impasse will monitor and scan access ports for unusual or malicious behavior and automatically shut down or alert user to such activity. Barricode's planned proprietary algorithms will employ a signature-based analysis of known attacks and will update the attack signatures. Impasse is intended to be a distributed scalable tool suite for tracking, recording, and alerting users to malicious activity across networks of any size employing network surveillance, attack isolation and automated response. Impasse will produce transparent and readable logging with clear explanations of possible threats and have automated features to deal with them. It will feature automated updating of Intrusion Signature Analysis on all active ports used in backdoors, Trojans and Worms. Port shuffling will be included for Honeypot redirection. Internal Intrusion Sniffers and Port Session Sniffers will allow for full customization and secret capturing of incoming TCP or UDP intrusion information. Impasse will secure all ports mis-configured or bypassed by backdoors in the Firewall. Impasse will be able to alert user by page, telephone or email of an intrusion should such intrusion need to be tracked or log for legal purposes.

MARKETING

Our marketing plan is based on the following fundamentals:

We estimate that the current security software market has fewer than 500 companies. Some are larger companies with a broad range of products, while others are older, well-established companies that specialize in large multi-tiered networks. Many, however, are small companies with a variety of products, some of which compete with us and some that can be used in concert with our products. We feel that, since the market is so new and growing so rapidly, there is an opportunity for a company with one or more good products, such as those we plan to offer.

People want easy-to-use software products. Internet surveys confirm that users want their computers to contribute to their productivity. They do not want to spend large amounts of time on administrative functions, maintenance and computer security. With Barricode's commitment to ease-of-use, seamless background functionality and "set it and forget it" installation, we feel that users will adopt our programs for the time-savings we provide, as well as the feeling of security they will get from using our products to protect their sensitive data. Our initial marketing efforts may include:

- Participating in security software industry trade shows and conferences, such as the annual EDUCAUSE & Internet2 Security Professionals Conference.
-    Direct marketing.
-    Trade Magazine and online advertising.
-    Approaching security software industry organizations.

SELLING FULL VERSIONS OF OUR PRODUCTS

With shareware based software products, most (if not all) of the costs are incurred up front in purchases form third party software developers. Once the product is ready to distribute, replication costs are quite low. Barricode's selling strategy is to recover the cost of sourcing our planned security applications by widely distributing a relatively inexpensive product. Also, smaller ticket items sell more readily than larger more expensive packages. As our product proliferates, we will begin to release it on other major world languages; Spanish, Japanese, German, French, in order of their prominence on the Internet.

The characteristics of our products - small download file size, ease-of-installation, ease-of-use and comprehensive functionality - will encourage users of our freeware and trial versions to purchase the full version of the software. Purchasing and delivery of full versions of our products will be accomplished electronically through our website resulting in low overhead and higher profits.

Our website will also evolve over time to be a source of product support and security information to better serve our customers and encourage additional sales.

SALES STRATEGY

The Internet is an ideal dissemination and distribution mechanism for digital products. Many sites exist on the Internet that actively promote freeware and demo software. Download.com and Shareware.com will accept software for distribution for no charge and online magazine publisher ZDNet.com (Ziff Davis Publishing) publishers of PC Magazine will review and rate products and if they like them will become an "Editor's Choice" and receive prominent billing and links to downloads. We feel that ChainMail is a strong candidate for this award. ZDNet gets more than 3 million visitors every month.

Digital products and digital delivery make for low-overhead cost efficient products. Barricode will offer free downloads of freeware and demo versions of our products and purchases of full versions will occur through our website as well. This means that we do not need a large bricks and mortar infrastructure to support our product distribution mechanisms. Office space can be kept to a minimum. We can use telecommunicating where possible and can manage rapid growth by outsourcing many aspects of our company's needs.

PRICING

Our pricing strategy is to have low prices to encourage early adoption and we plan on offering unlimited upgrades for our paid versions as a further incentive to purchase.

We arrived at our pricing based on the current market condition. Most Internet security companies have focused their efforts on large multi-computer network security products. These products with their incumbent high costs and IT focus are out of reach of the average SOHO (Small Office - Home Office) and small business user. These products are not only too expensive for the average computer owner, but their complexities take them out of the realm of the expertise of most computer users. Barricode, with its focus on low cost easy-to-use products, is intent on capitalizing on this lucrative and largely untapped market.

DIRECT COMPETITION

We will compete directly with larger companies like Symantec, Cisco, Checkpoint, ISS, IBM and Microsoft as well as other smaller companies that produce security software. We feel that with our focus on ease-of-use and seamless background operation there is a considerable opportunity for us in this market. Barricode firmly believes that computer users would rather concentrate on the tasks that make them more productive than be concerned with the day-to-day aspects of computer security.

The features of Barricode proposed network security products that will make them stand out from the competition are primarily ease-of-use and seamless background functionality. Barricode products are designed so that the user can "set it and forget it". Installation will be easy even for new computer users and our products will be designed to operate in the background wherever possible and not place demands on the user to have any level of security knowledge or computer expertise.

Others in the market are able to provide products that have similar functionality. However, our competitors' products are often difficult to use and require that the user have an understanding of security issues and an above average level of technical proficiency with computers. The ease of use of our proposed network security applications will distinguish them from competing products in the market.

STAFFING

As of January 31, 2007, Barricode, Inc has no permanent staff other than its sole officer and director, Mr. Tom Delaney, who is the President and Chairman of the company. Mr. Delaney is self-employed and has the flexibility to work on Barricode, Inc up to 12 hours per week. He is prepared to devote more time, as may be required. He is not being paid at present.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

To date, Barricode, Inc does not have any employees other than its current officer and director, Mr. Delaney, who has not been compensated for any of his services as of this date. There are not any employment agreements in existence. The company presently does not have, pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company's sole officer and director.

           MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our plans or predictions. Please see the section of this prospectus entitled "Forward Looking Statements".

COMPANY OVERVIEW

We are a development stage company recently organized to provide computer network security software systems. We have not yet generated or realized any revenues from our business operations.

From inception to January 31, 2007 the company's business operations have primarily been focused on planning our proposed email encryption and network intrusion software systems, developing an executive e-commerce marketing strategy, industry market research and competitive analysis. We have also researched the raising of capital through the private placement of common shares, and dedicated time to the preparation of its registration statement, including accounting and auditing.

Our auditors have issued a "going concern" opinion. This means that there is substantial doubt that we can continue as an on-going business unless, over the next 12 months, we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin sourcing and selling our products. Accordingly, over the twelve month period beginning on the effective date of this registration statement, we must raise cash, from sources other than the sale of our product line, to implement our business strategy and stay in business. If we are successful in raising funds over the next 12 months, our success or failure will then be determined by our ability to source our plush products, develop our website and e-commerce systems and begin our sales process.

As of January 31, 2007, Barricode had $27,317 cash on hand and in the bank. Management believes this amount will satisfy our cash requirements for the next twelve months or until such time that additional proceeds are raised. We plan to satisfy our future cash requirements - primarily the working capital required for the development of our e-commerce systems and marketing campaign and to offset legal and accounting fees - by additional equity financing. This will likely be in the form of private placements of common stock. No additional offering is being prepared at present.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

If Barricode is unsuccessful in raising the additional proceeds through a private placement offering it will then have to seek additional funds through debt financing, which would be highly difficult for a new development stage company to secure. Therefore, the company is highly dependent upon the success of the anticipated private placement offering described herein and the failure thereof would result in Barricode having to seek capital from other resources, such as debt financing, which may not even be available to the company. However, if such financing were available, because Barricode is a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above-market interest rate. At such time as these funds are required, management will evaluate the terms of such debt financing and determine whether the business could sustain operations, growth and manage its debt load. If Barricode cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors in Barricode's common stock would lose all of their investment.

Barricode does not anticipate researching any further products or services in addition to those described above. Barricode does not expect the purchase or sale of plant or any significant equipment, and Barricode does not anticipate any change in the number of our employees. Barricode's current material commitments include the total costs of the planned offering as provided herein estimated at $5,257.

Barricode has no current plans, preliminary or otherwise, to merge with any other entity.

PLAN OF OPERATION

One of the advantages of working with shareware network applications is that they can be licensed in stages and expanded and enhanced over time. Over the 12 month period starting upon the effective date of this registration statement, the company must raise capital and start the staged procurement of our security software systems.

The first step is to obtain open-source e-mail encryption and network intrusion software applications that we can customize to provide initial freeware security applications to a wide variety of computer users (estimated to cost $7,000). We expect to complete this step within 120 days of the effective date of this registration statement.

The next stage is contracting with a third party e-commerce gateway provider to support our e-commerce transactions software required to distribute and receive payment for our proposed software products. (estimated to cost $7,000). We expect to have this license within 180 days of the effective date of this registration statement.

The final stage is procuring client functionality modules in order to augment the network intrusion systems with automatic periodic updates of resident threat signatures and website integration (estimated to cost $8,000). We expect these systems to be ready within 360 days of the effective date of this registration statement.

During this period of time we will initiate our marketing initiative to attract a large number customers (personal and institutional computer network users) for our security systems (estimated to cost $15,000).

If we can complete these stages and we receive a positive reaction from our potential customers, we will attempt to raise money through a private placement, public offering or through loans to purchase additional inventory or finance large product orders.

At present, our sole officer and director is unwilling to make any commitment to loan us any but may reconsider if we obtain desirable products at reasonable pricing. His unwillingness to loan us additional money at this time is simply because he does not want to. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

If we are unable to complete any phase of our systems development or marketing efforts because we don't have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our software procurement plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial product sourcing. Once the company begins building its Internet website, it will hire an independent consultant to build the site. The company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

OFF BALANCE SHEET ARRANGEMENTS

The company has no off balance sheet arrangements with any party.

                             DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties and has not entered into any long term lease or rental agreements for property. The company currently rents shared office space on a monthly basis, located at Suite112 North Curry Street, Carson City, Nevada, 89703 and our telephone number is (775) 284-3769 and the fax is (775) 546-6150. The company believes that its present office facilities are sufficient to accommodate its business requirements up to and until such a time that it begins operations.

                              CERTAIN TRANSACTIONS

Tom Delaney, our sole officer and director, has not received and will not receive anything of value, directly or indirectly, from the company. Moreover, the company has not received, and will not receive, any assets or other consideration from Mr. Delaney, other than those managerial services he is required to perform as our sole officer and director.

On April 26, 2006 we issued a total of 15,000,000 shares of common stock to Tom Delaney, our sole Officer and Director, for total cash consideration of $15,000.

From July 10, 2006 through to October 2, 2006 we issued a total of 2,475,000 common shares for consideration of $12,375, which was accounted for as a purchase of common stock.

                             EXECUTIVE COMPENSATION
SUMMARY OF COMPENSATION

Barricode has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time and none will be paid unless and until our operations generate sufficient cash flows.

The following table sets forth the compensation paid by us from inception on April 3, 2006 through January 31, 2007. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer up to January 31, 2007. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.



Summary Compensation Table

(a)          (b)    (c)      (d)     (e)      (f)      (g)               (h)             (i)            (j)

Name and     Year   Salary   Bonus   Stock    Option   Non-Equity        Non-Qualified   All Other      Total
Principal           (US$)    (US$)   Awards   Awards   Incentive Plan    Deferred        Compensation   (US$)
Position                             (US$)    (US$)    Compensation      Compensation    (US$)
                                                       (US$)             (US$)


Tom Delaney  2006     0        0        0       0            0                0               0           0
President    2007     0        0        0       0            0                0               0           0



We did not pay any salaries in 2006 or 2007. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, Barricode has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

                                     EXPERTS

Our financial statements for the period from inception to January 31, 2007 have been audited by Moore and Associates, Chartered 2675 S. Jones Blvd., Suite 109, Los Vegas, NV 89146, as set forth in their report included in this Prospectus. Their report is provided on their authority as experts in accounting and auditing.

Thomas E. Puzzo, Attorney at Law, 4216 NE 70th Street Seattle, WA 98115 has acted as our legal counsel. Mr. Puzzo has opined upon the legality of the 2,475,000 shares of common stock being registered on behalf of the selling security holders by way of this prospectus.

                              FINANCIAL STATEMENTS

Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant. Our financial statements immediately follow:

                                 BARRICODE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          INTERIM FINANCIAL STATEMENTS

                                JANUARY 31, 2007


















REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INTERIM BALANCE SHEETS

INTERIM STATEMENTS OF OPERATIONS

INTERIM STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

INTERIM STATEMENTS OF CASH FLOWS

NOTES TO INTERIM FINANCIAL STATEMENTS

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Barricode Inc.



We have audited the accompanying balance sheet of Barricode Inc. as of January 31, 2007 and April 30, 2006, and the related statements of operations, stockholders' equity and cash flows from inception to April 3, 2006 through January 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barricode Inc. as of January 31, 2007 and April 30, 2006 and the results of its operations and its cash flows From Inception April 3, 2006 through January 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's net losses of $1,279 as of January 31, 2007 and its lack of operations and sources of revenues raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ MOORE & ASSOCIATES, CHARTERED

Moore & Associates Chartered
Las Vegas, Nevada
May 22, 2007



               2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NV 89146
                       (702) 253-7499 FAX (702) 253-7501


                                 BARRICODE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             INTERIM BALANCE SHEETS

                                                                          January 31, 2007               April 30, 2006
_______________________________________________________________________________________________________________________

                                     ASSETS

CURRENT ASSETS
      Cash                                                                    $ 27,317                     $       -
_______________________________________________________________________________________________________________________
                                                                                27,317                             -
_______________________________________________________________________________________________________________________

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
      Due to related party (Note 5)                                           $  1,279                     $   1,279
      Accrual of Expenses                                                        6,028                             -
_______________________________________________________________________________________________________________________
                                                                                 7,307                             -


STOCKHOLDERS' EQUITY (DEFICIT)
   Capital stock (Note 4)
     Authorized
      75,000,000 shares of common stock, $0.001 par value,
     Issued and outstanding
      17,475,000 shares of common stock (April 30, 2006 - 15,000,000)           17,475                        15,000
   Additional paid-in capital                                                    9,900                             -
     Share subscription receivable                                                   -                       (15,000)
   Deficit accumulated during the development stage                             (7,365)                       (1,279)
_______________________________________________________________________________________________________________________
                                                                                20,010                             -
_______________________________________________________________________________________________________________________
                                                                              $ 27,317                     $       -
=======================================================================================================================


   The accompanying notes are an integral part of these financial statements.



                                 BARRICODE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        INTERIM STATEMENTS OF OPERATIONS

                                                                                        Cumulative from inception
                                           Three months ended     Nine months ended         (April 3, 2006) to
                                            January 31, 2007      January 31, 2007           January 31, 2007
_________________________________________________________________________________________________________________

EXPENSES

   Office and general                          $      68              $      87                 $  1,366
   Professional fees                               6,000                  6,000                    6,000
_________________________________________________________________________________________________________________

NET LOSS                                       $  (6,068)             $  (6,087)                $ (7,366)
=================================================================================================================

BASIC AND DILUTED LOSS PER SHARE                                      $    0.00                 $   0.00
=================================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - BASIC AND DILUTED                               15,276,485                2,777,778
=================================================================================================================


   The accompanying notes are an integral part of these financial statements.





                                 BARRICODE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

               INTERIM STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

               FROM INCEPTION (APRIL 3, 2006) TO JANUARY 31, 2007



                                                                                      Deficit
                                                  Common Stock                      Accumulated
                                               __________________   Additional      During the
                                               Number of             Paid-in        Development
                                                shares     Amount    Capital           Stage       Total
__________________________________________________________________________________________________________

Balance, April 3,2006                                  -  $     -    $      -         $     -     $      -

Common stock issued at $0.001 per share
   on March 6, 2006                           15,000,000   15,000           -               -            -

Net loss                                               -        -           -          (1,279)      (1,279)
__________________________________________________________________________________________________________

Balance, April 30, 2006                       15,000,000   15,000           -               -       15,000

Proceeds received from share subscriptions
   receivable                                          -        -           -               -            -

Common stock issued at $0.005 per share.
   (May 1, 2006 to January 31, 2007)           2,475,000    2,475       9,900               -       12,375

Net loss                                               -        -           -          (6,086)      (6,086)
__________________________________________________________________________________________________________

Balance, January 31, 2007                     17,475,000  $17,475    $  9,900         $(7,365)    $ 20,010
==========================================================================================================


   The accompanying notes are an integral part of these financial statements.




                                 BARRICODE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        INTERIM STATEMENTS OF CASH FLOWS


                                                                                         Cumulative results of
                                                                                        operations from inception
                                           Three months ended     Nine months ended         (April 3, 2006) to
                                            January 31, 2007      January 31, 2007           January 31, 2007
_________________________________________________________________________________________________________________

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                     $  (6,068)             $  (6,086)                $  (7,365)
  Changes in operating assets and liabilities
      Amounts due to related party                     -                      -                     1,279
      Accrual of Expenses                          6,028                  6,028                     6,028
_________________________________________________________________________________________________________________

NET CASH FROM OPERATING ACTIVITIES                     -                    (58)                   (1,337)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                   -                 27,375                    27,375
_________________________________________________________________________________________________________________

NET CASH FROM FINANCING ACTIVITIES                     -                 27,375                    28,654
_________________________________________________________________________________________________________________

NET INCREASE (DECREASE) IN CASH                      (40)                27,316                    27,384

CASH, BEGINNING                                   27,357                    (27)                      (27)
_________________________________________________________________________________________________________________

CASH, ENDING                                   $  27,317              $  27,357                 $  27,357
=================================================================================================================

Supplemental cash flow information:
Cash paid for:
  Interest                                     $       -              $       -                 $       -
=================================================================================================================

  Income taxes                                 $       -              $       -                 $       -
=================================================================================================================


   The accompanying notes are an integral part of these financial statements.


                                 BARRICODE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO THE INTERIM FINANCIAL STATEMENTS

                                JANUARY 31, 2007
________________________________________________________________________________

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Barricode, Inc. (the "Company") is in the initial development stage and has incurred losses since inception totaling $7,365 The Company was incorporated on April 3, 2006 in the State of Nevada. The fiscal year end of the Company is April 30. The Company was organized to enter into the Computer Network Security Software industry with two planned proprietary technologies, ChainMail Pro, a document and email encryption software and Impasse which is a computer network intrusion monitor.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founders' shares and entering into a private placement offering for 2,550,000 shares at $0.005 per share. As of January 31, 2007, the Company had issued 15,000,000 Founders shares at $0.001 per share for proceeds of $15,000, and 2,475,000 shares at $0.005 per share for proceeds of $12,375, which have been received by the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
________________________________________________________________________________

BASIS OF PRESENTATION

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

INCOME TAXES

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards ("SFAS") No.109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

NET LOSS PER SHARE

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, diluted loss per share is equal to basic loss per share.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

STOCK-BASED COMPENSATION

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "SHARE-BASED PAYMENT." SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact of the adoption of this standard on our results of operations and financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin ("SAB") No. 107, "SHARE-BASED PAYMENT," to give guidance on the implementation of SFAS No. 123R. Management will consider SAB No. 107 during the implementation of SFAS No. 123R.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, "FAIR VALUE MEASURES" ("SFAS No. 157"). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS
________________________________________________________________________________

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 - CAPITAL STOCK
________________________________________________________________________________

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of January 31, 2007, the sole Director had purchased 15,000,000 shares of the common stock in the Company at $0.001 per share with proceeds to the Company totaling $15,000.

PRIVATE PLACEMENT

On April 26, 2006, the Company authorized a private placement offering of up to 2,550,000 shares of common stock at a price of $0.005 per share. The total amount to be raised in this financing is $12,750. As of January 31, 2007, the Company had issued 2,475,000 shares at $0.005 per share and received $12,375 from the sale of its private placement stock.

NOTE 5 - RELATED PARTY TRANSACTIONS
________________________________________________________________________________

As of January 31, 2007, the are not any related party transactions outstanding.

NOTE 6 - INCOME TAXES
________________________________________________________________________________

As of January 31, 2007, the Company had net operating loss carry forwards of approximately $7,366 that may be available to reduce future years' taxable income and will expire commencing in 2026. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and, accordingly, the Company has recorded a full valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

Our auditors are the firm of Moore and Associates, operating from their offices in Los Vegas, NV. There have not been any changes in or disagreements with accountants on accounting, financial disclosure or any other matter.


               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Presently the sole officer and director of Barricode, Inc. is not covered by liability insurance. However, Barricode's Articles of Incorporation state that the company may indemnify its officers, directors, employees, and agents to the full extent permitted by the laws of the State of Nevada. No other statute, charter provision, by-law, contract, or other arrangement to insure or indemnify a controlling person, director or officer of Barricode exists which would affect his liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


The estimated expenses of the offering, whether or not all shares are sold, all of which are to be paid by the registrant, are as follows:

       Legal and Accounting         3,500
       SEC Filing Fee                   7
       Printing                       300
       Transfer Agent               1,450
                                  _______
            TOTAL                 $ 5,257
                                  =======

RECENT SALES OF UNREGISTERED SECURITIES

(a)      PRIOR SALES OF COMMON SHARES


Barricode is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.

On April 26, 2006, we issued 15,000,000 common shares to our sole officer and director for total consideration of $15,000. In addition, from July 10, 2006 through to October 2, 2006 we issued 2,475,000 common shares for total consideration of $12,375 to a total of thirty-three (33) registered shareholders, all of whom reside outside the United States. The combined proceeds from all sales to date is $27,375.

Barricode is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

On April 26, 2006 we issued 15,000,000 common shares to Tom Delaney, our sole officer and director, at an offering price of $0.001 per share for gross offering proceeds of $15,000 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. Mr. Delaney is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by the company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

From July 10, 2006 to October 2, 2006 we issued a total of 2,475,000 common shares to 33 shareholders at an offering price of $0.005 per share for gross offering proceeds of $12,375 in offshore transactions pursuant to Rule 903 of Regulation S of the Securities Act of 1933. None of the shareholders are U.S. persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by the company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933

APRIL 26, 2006

Barricode issued 15,000,000 shares of common stock to our sole officer and director for cash proceeds of $0.001 per share.

FROM JULY 10 TO OCTOBER 2, 2006

Barricode issued 2,475,000 common shares to thirty-three (33) individual investors for cash proceeds of $0.005 per share.

We issued the foregoing restricted shares of common stock to the above named thirty-three (33) individuals pursuant to Regulation S of the Securities Act of 1933. None of the above are deemed to be accredited investors and each was in possession of all material information relating to Barricode. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

(b) USE OF PROCEEDS

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of 1) the disclosure of the application of the offering proceeds, or 2) disclosure of the termination of this offering.


                                    EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.                 DOCUMENT DESCRIPTION

    3.1         Articles of Incorporation of Barricode, Inc.
    3.2         Bylaws of Barricode, Inc.
    5.1 Opinion of Law Offices of Thomas E. Puzzo, PLLC regarding the legality of the securities being registered.
   23.1         Consent of Moore & Associates, Chartered Accountants.

DESCRIPTION OF EXHIBITS

EXHIBIT 3.1

Articles of Incorporation of Barricode, Inc., dated April 3, 2006.

EXHIBIT 3.2

Bylaws of Barricode, Inc., approved and adopted on April 3, 2006.

EXHIBIT 5.1

Opinion of Thomas E. Puzzo, Attorney at Law, 4216 NE 70th Street Seattle, WA 98115, dated June 8, 2007, regarding the legality of the securities being registered.

EXHIBIT 23.1

Consent of Moore and Associates, Chartered Accountants, 2675 S. Jones Blvd., Suite 109, Los Vegas, NV 89146, dated June 8, 2007, regarding the use in this registration statement of their report of the auditors and financial statements of Barricode, Inc. for the period ending January 31, 2007.

                                  UNDERTAKINGS
The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

     a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

     b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     c. To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act , to treat each post-effective amendment as a new registration statement of the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold after the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchasers of the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchasers by means of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii) The portion of any free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form SB-2. The registrant certifies further that it has authorized this registration statement and duly caused this Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario on this 14 day of June, 2007.



BARRICODE, INC.



/s/  TOM DELANEY
________________________________________________________________________________
Tom Delaney
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer.

Know all men by these present, that each person whose signature appears below constitutes and appoints Tom Delaney, as agent, with full power of substitution, for his and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/  TOM DELANEY                                                   June 14, 2007
________________________________________________________________________________
Tom Delaney
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer.